Exhibit 23.2

Consent of Independent Petroleum Engineers and Geologists

As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference of our name and our report contained in the Annual Report on Form 10-K of Noble Energy, Inc. for the year ended December 31, 2018, and to the references to our company under the heading “Experts” in this Registration Statement on Form S-3 of Noble Energy, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas

February 19, 2019